SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-A


           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



                             NEW YORK TELEPHONE COMPANY
        (Exact name of registrant as specified in its charter)


       New York                                        13-5275510
(State of incorporation)                             (IRS Employer
                                                  Identification No.)



1095 Avenue of the Americas, New York, New York          10036
   (Address of principal executive offices)            (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered:                   each class is to be registered:

Twelve Year 6.125% Debentures,
due January 15, 2010                   New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                 None

Form 8-A                               New York Telephone Company
Page 2


Item 1.  Description of Registrant's Securities to be Registered

The securities to be registered are comprised of:

     $250,000,000 principal amount of Twelve Year 6.125% Debentures, due January 15, 2010, issued under an Indenture dated as of June 1, 1993, from the Company to The Chase Manhattan Bank, Trustee. A description of the Debentures is contained in the Prospectus Supplement dated January 13, 1998 to the Prospectus dated January 13, 1998 (see face page and pages S-2, S-3, and 3 through 9 for "Certain Terms of the Debentures" and "Description of Securities" therein), incorporated herein by reference.

Item 2.  Exhibits

1.0 Prospectus Supplement dated January 13, 1998 to Prospectus dated January 13, 1998, relating to New York Telephone Company's $250,000,000 Principal Amount of Twelve Year 6.125% Debentures, due January 15, 2010 (incorporated herein by reference to the 424(b)(5) filing on January 15, 1998).

2.0 Indenture dated as of June 1, 1993, between New York Telephone Company and The Chase Manhattan Bank, Trustee, relating to the Company's Twelve Year 6.125% Debentures, due January 15, 2010 (incorporated by reference to Registration Statement Nos. 33-49697 and 33-50615, which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-49697).



                               SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   New York Telephone Company


                              By:        /s/Neil D. Olson
                                            Neil D. Olson
                                              Treasurer



Date:  January 26, 1998